UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 21, 2009

Z TRIM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Illinois	001-32134	36-4197173
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1011 Campus Drive Mundelein, IL 60060 (Address of principal executive offices)		60060 (Zip code)

Registrant’s telephone number, including area code: (847) 549-6002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment to the Form 8-K filed on March 25, 2009, includes as Exhibit 99.1 a letter from our independent auditors in connection with the information reported under Item 4.02 herein.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

During the annual audit for the year ended December 31, 2008, Z Trim Holdings, Inc.’s (the “Company”) management and Board of Directors were advised by its auditor of record, M&K CPAS, PLLC, that the Company’s financial statements contained within the Company’s 10-Qs for the quarters ended March 31, 2008, June 30, 2008, and September 30, 2008, and 10-Ks for the years ended December 31, 2006 and 2007, contain misstatements regarding our depreciation expense for leasehold improvements, a non-cash item on the income statement and that such previously filed quarterly and yearly financial statements should no longer be relied upon, as previously presented.  This understatement in this depreciation expense has the effect of overstating both income and certain asset values on a quarterly and yearly basis. For the years ended December 31, 2006 and 2007, we estimate that our net assets were overstated by approximately $950,000 and $1,300,000, respectively. For that same period we estimate that our net loss was understated by approximately $325,000 and $350,000, respectively.

The Company intends to file its 10-K for the year ended December 31, 2008 with restated audited December 31, 2007 financial statements. The Company intends to file a subsequent amendment to its December 31, 2008 10-K to include unaudited restatements of the year ended December 31, 2006 and quarters ended March 31, 2008, June 30, 2008, and September 30, 2008 in addition to the aforementioned restatement of the year ended December 31, 2007.

Item 5.02	Departure of Directors or Certain Officers; Appointment of Directors

On March 21, 2009, for personal reaons, Director Sheldon Drobny resigned as Director and Audit Chair of the Company.

On March 25, 2009, the Company appointed Morris Garfinkle as Director and Audit Chair.  Mr. Garfinkle is the Founder, President and CEO of GCW Consulting, a consulting firm based out of Arlington, Virginia.  He received his Juris Doctor from Georgetown University and his B.S. in Economics (cum Laude) from the Wharton School of Finance & Commerce, University of Pennsylvania.  Mr. Garfinkle has over 35 years of experience in restructuring, mergers and acquisitions, investment assessment, competitive positioning, strategic planning and capital raising.  His clients have included United Airlines Creditors' Committee, Pension Benefit Guaranty Corporation, Air China and Dallas-Fort Worth International Airport, among many others.  He also served on the Board of Directors of HMSHost from 2000 - 2006.

       Item 9.01.                                Exhibits.

No.	Description

99.1	Letter from M&K CPAS PLLC dated March 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Z TRIM HOLDINGS, INC.

March 25, 2009	By:	/s/ Steven J. Cohen
Steven J. Cohen
President